SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2013 (June 30, 2013)

GENSPERA, INC.

(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2511 N Loop 1604 W, Suite 204

San Antonio, TX 78258

(Address of Principal Executive Offices)

210-479-8112

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, GenSpera, Inc. (“Company”) received the resignation of Nancy Jean Barnabei as Vice President Finance, Treasurer and Principal Accounting Officer on May 6, 2013. Ms. Barnabei’s final day of employment occurred on June 30, 2013.

In connection with Ms. Barnabei’s resignation, the Company and Ms. Barnabei entered into a Release Agreement which provides for an extended amount of time to exercise any stock options vested as of June 30, 2013 from three months from the date of her final day of employment to the expiration date of each respective award, in exchange for Ms. Barnabei’s general release of claims against the Company, if any.

Effective July 1, 2013, the Company’s board of directors appointed, on an interim basis, Craig Dionne, the Company’s Chief Executive Officer, as acting principal accounting officer. The biographical information for Mr. Dionne, and the information relating to Mr. Dionne under the heading “Certain Relationships and Related Transactions,” is included in the Company’s Annual Report on Form 10-K, filed with the United States Securities and Exchange Commission on March 29, 2013, and is hereby incorporated by reference.

There is no family relationship between Mr. Dionne and any of the Company’s other officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2013

GenSpera, Inc.

By:	/s/ Craig Dionne
Craig Dionne Chief Executive Officer